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                                                                   EXHIBIT 10(a)

                       PROFESSIONAL CONSULTING AGREEMENT


        THIS PROFESSIONAL CONSULTING AGREEMENT is made this 14th day of June, 1996, by and between LEN TURANO at 5650 Greenwood Blvd., Suite 201, Englewood, Colorado and PDG ENVIRONMENTAL, INC., ("Client"), a Delaware corporation, with its principal offices located at 300 Oxford Drive, Monroeville, Pennsylvania.

        WHEREAS, Consultants operate and sell marketing services designated to heighten public awareness of the business conducted and performance results achieved by specified companies which consist primarily of researching, organizing and disseminating such information; and

        WHEREAS, PDG Environmental, Inc. (PDGE), is a public company that is at this time trading its common stock through the NASDAQ stock market; and

        WHEREAS, Client desires to retain the services of the Consultants in a public relations and promotional capacity to inform the general public, the brokerage community and other individuals pursuant to the terms hereof; and

        WHEREAS, Client wishes to formalize in a written agreement the terms and conditions under which Consultants will provide such services to Client.

        NOW, THEREFORE, for the mutual promises and other consideration described herein, the parties hereto agree as follows:

        1. ENGAGEMENT: The Client hereby contains the Consultants and the Consultants hereby accept the engagement to act as a public relations and promotional consultant to the Client. It is the intention of the parties to this agreement that the Consultants will gather all publicly-available information on the Client and will confer with officers and directors of the Client in an effort to consolidate the information obtained into summary form for dissemination to interested parties. The Consultants will then disseminate such information about the Client to individuals and registered representatives of broker/dealers whom the Consultants, in its sole discretion, believe can effectively disseminate such information to the general public. Consultants shall at all times act as an independent contractor in the transaction of their business and shall conduct their activities in accordance with the rules and regulations of the Securities and Exchange Commission, and the long standing practices of the industry.


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        2.   SERVICES: Consultants shall provide through April 15, 1997, investor relations services to the Client as requested by the Client in consideration of the compensation provided under this Agreement.


             (a) Consultants shall exercise their best efforts to identify and establish appropriate information channels capable of maximizing dissemination of Client information to the licensed broker/dealers.


             (b) Consultants shall exercise their best efforts to assemble and organize Client Information in a format and medium which best facilitates such dissemination.

             (c) This Agreement shall commence on June 15, 1996 and end on April 15, 1997.

             (d) Len Turano will perform all the services outlined on a monthly basis for the duration of this agreement.

        3. INFORMATION: Client shall furnish Consultants with current public information about Client, including any and all statements and reports filed by Client with the United States Securities and Exchange Commission, its most recent Annual Report to Shareholders, and any other information reasonably requested by Consultants to assist Consultants in providing business opportunity services to Client ("Client Information"). It is understood and agreed by all parties hereto that the Consultants cannot undertake to independently verify facts previously supplied to it or to be supplied in the future by the Company, including but not limited to, factual matters included in material prepared by the Company or oral representations by representatives of the Company. All information disseminated by Consultants will be provided solely and exclusively by the Client and the Client warranties and guarantees the accuracy and completeness of all documents, information and material furnished or to be furnished to the Consultants. The Company agrees to defend, indemnify and hold the Consultants harmless against any claims made against the Consultants arising out of representations made by it in reliance upon information furnished to it by the Company and to pay any attorney's fees incurred by the Consultants with respect thereto. Except as set forth herein, the Company represents that there exists no impediment to completion of the transaction. The company agrees to notify Consultants before issuing any shares of common stock. The Company agrees to notify Consultants before filing to sell any 144 stock to the extent Company is aware of such transactions.

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        4.   COMPENSATION: In consideration for the services to be provided to the Client by the consultants under this Agreement, the Client hereby agrees to the payment schedule to the Consultant as follows:

             (a) The Client hereby agrees to pay the Consultants a fee of Four Thousand Dollars ($4,000) due and payable upon the execution of this agreement and on the fifteenth (15) of every month for the length of the contract.

             (b) The Client agrees to establish an accountable monthly budget in the amount of Three Thousand Dollars ($3,000) for the first six months of this contract at which time the budget and its amount can and will be reviewed. Prior approval will be made by client for all expenses under this budget.

             (c) PDGE will issue to Len Turano options/warrants to purchase free trading stock at $0.375 per share according to the following schedule:

                   1.) One Hundred Fifty Thousand (150,000) options/warrants when stock price reaches Fifty Cents ($.50).

                   2.) One Hundred Fifty Thousand (150,000) options/warrants when stock price reaches One Dollar ($1.00).

                   3.) One Hundred Fifty Thousand (150,000) options/warrants when stock price reaches Two Dollars ($2.00).

        Stock price must be maintained for at least 10 days.
        These prices must be achieved during terms of Agreement or Extension.

                   ADDITIONAL: Two Hundred Thousand (200,000) options/warrants to purchase Two Hundred Thousand (200,000) shares of free trading stock at Thirty-Seven and One-Half Cents ($.37-1/2) if One (1) Million Dollars in financing is arranged by effort of Consultants by October 31, 1996. Any financing arrangements must first be approved by client and its Board of Directors.

        5. TERM: This Agreement shall become effective as of the date written above and shall remain in effect through April 15, 1997. It is also mutually agreed upon that a minimum of six (6) months is guaranteed to the Consultants. The Client and Consultants may mutually agree in writing to extend the Agreement for an additional period. However, this Agreement may be terminated with cause by either party.

        6. REIMBURSEMENT: Any services or hard costs not outlined will be reimbursed to Consultants only upon prior approval of management of PDGE. Consultants shall be responsible for the payment of all expenses and taxes or other liabilities which Consultants incur due to the receipt of any compensation as a result of this Agreement.
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        7.   REPRESENTATIONS AND WARRANTIES: Consultants represent and warrant that services to be provided and the system to be produced or developed by Consultants under this Agreement will be performed, produced or developed by competent, trained professionals in a workman-like manner. Consultants shall comply with all applicable statutes, rules and regulations governing all aspects of the services to be performed under this Agreement provided that, as described in paragraph 3 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete. Client understands and acknowledges that Consultants cannot guarantee that the services provided hereunder will achieve any particular objective or fulfill any specified goals.

             OTHER THAN THE FOREGOING EXPRESS WARRANTIES, CONSULTANTS MAKE NO WARRANTIES WITH RESPECT TO THE QUALITY OF THE GOODS AND SERVICES TO BE PROVIDED HEREUNDER OR ANY RESULTS TO BE ACHIEVED, AND HEREBY EXPRESSLY DISCLAIM THE EXISTENCE OF ANY SUCH REPRESENTATIONS AND WARRANTIES INCLUDING WITHOUT LIMITATIONS AND IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CONSULTANTS SHALL HAVE NO LIABILITY TO ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY CLIENT AS A RESULT OF ANY FAILURE ON THE PART OF CONSULTANTS IN THE PERFORMANCE OF THEIR DUTIES HEREUNDER.

        8. ON GOING BUSINESS: PDGE shall be free to exercise its own judgment as to time, place and manner of the actual marketing and public relations. PDGE acknowledges that Consultants are engaged in other business activities and that it will continue in such activities during the term of this Agreement. Consultants shall not be restricted from engaging in other business activities during the term of this Agreement.

        9. PROPRIETARY INFORMATION: The Consultants acknowledge and agree that specified segments of information received from the Client under this Agreement are exclusive proprietary information and the same shall not be divulged, published, or distributed in any manner or form to any third party without any express right or written consent of their Client.

       10. MISCELLANEOUS: This Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado. The parties agree that the jurisdiction and venue of any dispute arising hereunder shall be Denver, Colorado.
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        11.   ENTIRE UNDERSTANDING:  This Agreement contains the entire
              understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to or take affirmative action with respect to any conduct of the other is in violation of the terms of this Agreement and shall not be construed as a waiver of the violation or breach of any future similar violation or breach.

        12. NOTICES: Any notice to be given by Consultant as required by this Agreement shall be sent to the Company and its principal executive officers. Any notice from the Company to Consultant shall be sent to the Consultant at its address as it appears on this Agreement or on the Company's books and records. Either party may change the address to which notices are to be sent by informing the other party in writing of the new address.


        IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.


        PDG ENVIRONMENTAL, INC.


          /s/ DULCIA MAIRE                                June 19, 1996
BY:___________________________________            DATE:_____________________
    DULCIA MAIRE, CORPORATE SECRETARY


          /S/ LEN TURANO                                  June 14, 1996
BY:___________________________________            DATE:_____________________
    LEN TURANO